News Release

SCM Microsystems and Hirsch Electronics Announce Registration Statement on Form S-4 Declared Effective by SEC

ISMANING, Germany and SANTA ANA, Calif., February 17, 2009 – SCM Microsystems, Inc. (NASDAQ: SCMM; Prime Standard, SMY) and Hirsch Electronics Corp. today announced that on February 13, 2009, SCM Microsystems’ Registration Statement on Form S-4, relating to the previously announced proposed merger of SCM Microsystems and Hirsch Electronics, was declared effective by the United States Securities and Exchange Commission.

SCM Microsystems also announced that a special meeting of its stockholders to consider a proposal to approve the issuance of shares of SCM common stock and warrants to purchase shares of SCM common stock in connection with the proposed transaction has been scheduled for Monday, March 23, 2009.  The board of directors of SCM Microsystems previously set the close of business on February 11, 2009 as the record date for determining stockholders who will be entitled to receive notice of, and vote at, the special meeting.  Hirsch Electronics will hold a special meeting of its shareholders on Wednesday, March 11, 2009, to consider a proposal to approve the proposed transaction.  The board of directors of Hirsch Electronics previously set the close of business on February 10, 2009 as the record date for determining shareholders who will be entitled to receive notice of, and vote at, the special meeting.  SCM Microsystems and Hirsch Electronics each expect to begin mailing the joint proxy statement/information statement and prospectus on or about February 18, 2009 to their respective eligible securityholders.

The parties currently expect closing of the merger to occur promptly following satisfaction of all of the conditions to closing contained in the agreement, including the receipt of approval of both SCM’s and Hirsch’s stockholders and other customary conditions.

About SCM Microsystems

SCM Microsystems is a leading provider of solutions that open the Digital World by enabling people to conveniently access digital content and services.  The company develops, markets and sells the industry’s broadest range of smart card reader technology for secure PC, network and physical access and digital media readers for transfer of digital content to OEM customers in the government, financial, enterprise, consumer electronics and photographic equipment markets worldwide.  Global headquarters are in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

About Hirsch Electronics
Hirsch Electronics designs and manufactures security systems for worldwide markets.  Hirsch is a recognized leader in IP-based physical security solutions that interoperate with other networked databases, devices and systems, such as human resources, provisioning, and directory services.  Hirsch’s award-winning role-based access control, identity management, and policy-based security management systems integrate access control, digital video, alarm monitoring, smart cards and biometrics.  Website: www.HirschElectronics.com.

Important Information

In connection with the proposed merger transaction involving SCM Microsystems and Hirsch Electronics, SCM Microsystems has filed with the SEC a registration statement on Form S-4 containing a joint proxy statement/information statement and prospectus for stockholders of SCM Microsystems and shareholders of Hirsch Electronics, and SCM and Hirsch may be filing other documents regarding the proposed transaction with the SEC as well.  SECURITYHOLDERS OF SCM AND HIRSCH ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/INFORMATION STATEMENT AND PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED MERGER CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The definitive joint proxy statement/information statement and prospectus is being mailed to SCM’s stockholders and Hirsch’s shareholders.  Stockholders of SCM and shareholders of Hirsch may obtain a copy of the joint proxy statement/information statement and prospectus, as well as other filings containing information about SCM and Hirsch, without charge, at the SEC's Internet site (http://www.sec.gov).  Copies of the joint proxy statement/information statement and prospectus can also be obtained, without charge, from the SCM corporate website at www.scmmicro.com, or by directing a request to SCM Microsystems, Inc., Attention: Investor Relations, 41740 Christy Street, Fremont, California 94538 or Hirsch Electronics Corp, 1900 Carnegie Avenue, Bldg B, Santa Ana, California 92705, Attention: Secretary.

In addition to the documents described above, SCM files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available at the SEC’s website at www.sec.gov or at SCM’s website at www.scmmicro.com.

THIS COMMUNICATION IS FOR INFORMATION PURPOSES ONLY AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

SCM Microsystems and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of SCM in connection with the proposed transaction.  Information about SCM’s directors and executive officers is available in the joint proxy statement/information statement and prospectus and other materials referred to in the proxy statement/prospectus.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These include, without limitation, our statements contained above regarding the anticipated mailing date of the joint proxy statement/information statement and prospectus and the closing date of the merger and other statements that are not historical facts.  These statements involve risks and uncertainties that could cause actual results and events to differ materially, including the possibility that the closing of the merger may be delayed, or that the merger may not close.  For a discussion of further risks and uncertainties related to SCM’s business, please refer to our public company reports and the Risk Factors enumerated therein, including our Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent reports, including our Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the SEC.  SCM undertakes no duty to update any forward-looking statement to reflect any change in SCM’s expectations or any change in events, conditions or circumstances on which any such statements are based.

Note: The SCM logo is a trademark of SCM Microsystems, Inc and the Hirsch logo is a trademark Hirsch Electronics Corp. or its affiliates in the United States and certain other countries.  Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.

Contacts:
Stephan Rohaly, SCM Microsystems, +49 (89) 9595-5110, srohaly@scmmicro.de
Darby Dye, SCM Microsystems, +1 510-249-4883, ddye@scmmicro.com
Scott Howell, Hirsch Electronics, +1-949-250-8888 ext. 130, marketing@hirschelectronics.com